                                   FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                       Date of Report February 24, 1998


                CURRENT REPORT PURSUANT TO SECTION 13 or 15 (d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                        Commission file number: 1-13418


                        FALCON BUILDING PRODUCTS, INC.
            (Exact Name of Registrant as Specified in Its Charter)


                      DELAWARE                              36-3931893
            (State or Other Jurisdiction of              (I.R.S. Employer
            Incorporation or Organization)              Identification No.)


                            233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                    (Address of Principal Executive Office)

                                (312) 906-9700

             (Registrant's telephone number, including area code)


                           TWO NORTH RIVERSIDE PLAZA
                              CHICAGO, IL  60606
  (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST
                                    REPORT)

ITEM 5.  OTHER EVENTS

As previously disclosed in the Company's reports on Form 10-K and Form 10-Q, in May 1994, Underwriters Laboratories of Canada ("ULC") suspended recognition of high temperature plastic venting ("HTPV") for gas appliance systems, including Ultravent-Registered Trademark- product distributed by Hart & Cooley, Inc. ("Hart & Cooley"), a wholly-owned subsidiary of the Company. This action resulted from reports of problems with HTPV including improper installation, cracking, inadequate joint adhesion and related safety hazards, including potential for carbon monoxide emission.

Hart & Cooley has been engaged in discussions with the United States Consumer Product Safety Commission ("CPSC") regarding the use of HTPV in the United States. Additionally, certain appliance manufacturers, the plastic resin manufacturer and the HTPV manufacturer and distributor, including Hart & Cooley, have participated in a non-binding facilitative mediation process, the object of which was to develop and implement a voluntary HTPV corrective action program. The CPSC agreed to delay initiating proceedings mandating a corrective action program while these parties were involved in the mediation process.

Hart & Cooley, along with others, is also a defendant in several lawsuits as a result of its distribution of Ultravent-Registered Trademark-, including: 1) a Canadian suit filed by the Ontario New Home Warranty Program against 24 entities; 2) a suit filed in Massachusetts by seven furnace manufacturers for costs expected to be incurred as a result of a corrective action program; 3) a suit filed in Pennsylvania by an appliance manufacturer for reimbursement of costs incurred in an HTPV corrective action program; and 4) a class action lawsuit regarding HTPV filed in Tennessee. Additionally, Hart & Cooley is plaintiff in a suit filed in Michigan against certain appliance manufacturers.

As a result of the facilitative mediation process, Hart & Cooley entered into a Corrective Action Program and Settlement Agreement in January 1998, along with 21 appliance manufacturers, an HTPV manufacturer and a resin manufacturer to correct certain HTPV mid-efficiency gas fired appliances with a new venting system. The Corrective Action Program was approved by the CPSC in February 1998. The Settlement Agreement provides for the dismissal of the above referenced litigation in Massachusetts and Pennsylvania.

The Company will reflect an after-tax charge of $20 million in its financial statements for the year ended December 31, 1997, consistent with amounts previously disclosed in its financial statements, which represents an estimate of its share of the cost of the Corrective Action Program in the United States, resolution of the Canadian litigation, the class action litigation, legal fees and other related costs. The Company estimates that the costs associated with the Corrective Action Program and other related HTPV matters will be expended during the next three years.

While the Company's insurance carriers have denied coverage on a number of grounds, the Company continues to pursue action including a suit filed in Illinois against certain of its insurance carriers for reimbursement of costs and legal expenses arising from Ultravent-Registered Trademark- related claims.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   FALCON BUILDING PRODUCTS, INC.


                                   By:  /s/  Sam A. Cottone
                                        ------------------------------
                                        Sam A. Cottone
                                        EXECUTIVE VICE PRESIDENT AND
                                        CHIEF FINANCIAL OFFICER



Dated: February 24, 1998